UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2009

AMERICAN ECOLOGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	0-11688	95-3889638
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard, Suite 300 Boise, Idaho	83706
(Address of principal executive offices)	(Zip Code)

(208) 331-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) On September 17, 2009, American Ecology Corporation (the “Company”) issued a press release announcing the approval of a Chief Executive Officer Transition Plan.  A copy of the press release is attached as Exhibit 99.1 to this report.

On September 15, 2009, Chairman and Chief Executive Officer Stephen A. Romano provided the Company’s Board of Directors notice of non-renewal of his employment contract expiring on December 31, 2009 and related retirement. The Board of Directors also approved the appointment of James R. Baumgardner as President and Chief Executive Officer effective January 1, 2010.  Mr. Romano will remain as Chairman of the Board of Directors.

Mr. Baumgardner, 46, has served as our President and Chief of Operating Officer since January, 2009.  Mr. Baumgardner previously served as the Company’s Senior Vice President and Chief Financial Officer from 1999 to 2006.  From 2006 to 2008, he was Senior Vice President and Chief Financial Officer with SECOR International, Inc., a Redmond, Washington based provider of environmental consulting services.  Prior to 1999, he held various positions in corporate banking, corporate treasury and investment banking.  He holds a Masters of Business Administration and a Bachelors of Sciences from Oregon State University.

The Company intends to enter into a new employment agreement with Mr. Baumgardner prior to his assuming the role of Chief Executive Officer on January 1, 2010.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1        Press release issued by the Registrant on September 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

American Ecology Corporation
(Registrant)
Date: September 17, 2009	/s/ Jeffrey R. Feeler
Jeffrey R. Feeler Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	American Ecology Corporation press release dated September 17, 2009.